Exhibit 99.1

Investor contact:

 Krystyna Lack

Vice President, Treasury Services

(201) 571-4320

Press contact:

Eric C. Andrus or Scot Hoffman
Robinson Lerer & Montgomery

(201) 571-4453

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
THIRD QUARTER 2010 RESULTS

Results In Line With Expectations

Recent Sales Trends Improved

Stores Open and In-Stock

No Current Significant Vendor/Supplier Issues

MONTVALE, N.J. — January 13, 2011 — The Great Atlantic & Pacific Tea Company (A&P, Other OTC: GAPTQ) today announced fiscal 2010 third quarter results, and provided an update on its comprehensive financial and operational restructuring, which is designed to restore the Company to long-term financial health.

Third Quarter 2010 Financial Results

•                  Sales for the third quarter were $1.8 billion versus $2.0 billion in last fiscal year’s third quarter. Comparable store sales decreased 4.9 percent.

•                  For the third quarter, reported loss from continuing operations was $181 million versus last year’s third quarter reported loss from continuing operations of $502 million.

•                  EBITDA was negative $94 million for the third quarter versus negative $413 million for the last fiscal year’s third quarter.

•                  Excluding certain non-cash and non-operating items (detailed on Schedule 3), net adjusted EBITDA was $20 million versus $44 million for last fiscal year’s third quarter.

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•                  The Company has access to $800 million in Debtor-in-Possession (DIP) financing, which enables it to continue paying local suppliers, vendors, employees and others in the ordinary course of business.

Sam Martin, President and Chief Executive Officer, said, “We saw modest improvement in certain of our third quarter financial results due to the steps we’ve taken to implement our turnaround plan and the continued dedication of our talented Associates.  Chapter 11 will allow us to restructure our debt, reduce our structural costs, and address our legacy issues.  With access to a significant amount of liquidity, we are making strategic decisions that will enable us to complete our turnaround and emerge with a new capital structure and an enhanced ability to provide value to our customers.”

Turnaround Plan

As announced on December 12, 2010, the Company filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. On December 13, 2010, the Bankruptcy Court granted the Company’s motions seeking approval of various “first day orders” on an interim basis, with such orders becoming final on January 10, 2011. The relief granted in these orders ensures that the Company has the ability to operate during the Chapter 11 cases. In this regard, the Bankruptcy Court approved the Company’s $800 million DIP financing facility provided by JPMorgan Chase & Co. Of the total DIP facility, a $350 million term loan was immediately funded. On January 10, 2011, the Court granted final approval of the entire DIP facility, providing the Company with access to the remaining $450 million of the $800 million DIP facility.

With the protection of the Bankruptcy Code and a new management team in place, the Company continues to implement and accelerate the basic elements of the turnaround plan announced last October, including:

•      Reducing structural and operating costs;

•      Improving the A&P value proposition for customers; and

•      Enhancing the customer experience in stores.

Mr. Martin continued, “With our restructuring underway, our stores have operated normally with fully stocked shelves and the excellent service our customers expect.  I’m pleased that our Associates have continued to deliver great value and service to our customers every day, especially during the busy holiday period and with the additional challenge posed by last month’s blizzard.”

About A&P

Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 395 stores in eight states and the District of Columbia under the following names: A&P, Waldbaum’s, Pathmark, Best Cellars, The Food Emporium, Super Fresh and Food Basics.

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We are required to provide certain reconciliations to GAAP financial measures for any non-GAAP financial measures presented in our press releases and SEC filings. The Company uses the non-GAAP measures “Adjusted loss from operations”, “EBITDA” and “Adjusted EBITDA” to evaluate the Company’s liquidity and performance of our business, and these are among the primary measures used by management for planning and forecasting of future periods. Adjusted loss from operations is defined as loss from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization and discontinued operations. Adjusted EBITDA is defined as EBITDA adjusted to exclude the following, if applicable: (i) Goodwill, trademark, and long-lived asset impairment, (ii) net restructuring and other charges, (iii) real estate related activity, (iii) stock-based compensation, (iv) pension withdrawal costs, (v) LIFO provision adjustments, (vi) nonoperating (loss) income and (vii) other items that management considers nonoperating in nature and excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Adjusted loss from operations and Adjusted EBITDA are reconciled to Net Loss on Schedule 3 of this release. In addition, EBITDA and Adjusted EBITDA are reconciled to Net Cash used in operating activities on Schedule 4 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: the ability to timely and effectively implement the turnaround strategy; the ability to access capital and capitalize on unencumbered and under-encumbered assets; the ability to enter into sale-leaseback transactions or sell non-core assets; various operating factors and general economic conditions; competitive practices and pricing in the food industry generally and particularly in the Company’s principal geographic markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; certain actions may require Bankruptcy Court approval; the risk that the bankruptcy filing and the related cases disrupt the Company’s current plans and operations; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; capital market conditions that may negatively affect the Company’s cost of capital and the ability of the Company to access capital; availability of capital to the Company; supply or quality control problems with the Company’s vendors; and changes in economic conditions that may affect the buying patterns of the Company’s customers.

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The Great Atlantic & Pacific Tea Company, Inc.

Schedule 1 - GAAP Earnings for the 12 and 40 weeks ended December 4, 2010 and December 5, 2009

(Unaudited)

(In thousands, except share amounts and store data)

	For the 12 Weeks Ended		For the 40 Weeks Ended
	December 4, 2010	December 5, 2009	December 4, 2010	December 5, 2009

Sales	$1,793,805	$1,962,692	$6,277,014	$6,817,996
Cost of merchandise sold	(1,259,568)	(1,372,108)	(4,416,258)	(4,759,185)
Gross margin	534,237	590,584	1,860,756	2,058,811
Store operating, general and administrative expense	(635,586)	(631,175)	(2,087,826)	(2,109,804)
Goodwill, trademark and long-lived asset impairment	(42,036)	(412,560)	(77,684)	(412,560)
Loss from operations	(143,385)	(453,151)	(304,754)	(463,553)
Nonoperating (loss) income (1)	(213)	(15,944)	10,241	(24,898)
Interest expense, net	(40,038)	(45,718)	(147,306)	(148,433)
Loss from continuing operations before income taxes	(183,636)	(514,813)	(441,819)	(636,884)
Benefit from income taxes	2,953	12,375	2,708	13,983
Loss from continuing operations	(180,683)	(502,438)	(439,111)	(622,901)
Discontinued operations:
Loss from operations of discontinued businesses, net of tax	(18,687)	(57,148)	(36,655)	(82,154)
Gain on disposal of discontinued businesses, net of tax	—	—	79	—
Loss from discontinued operations	(18,687)	(57,148)	(36,576)	(82,154)
Net loss	$(199,370)	$(559,586)	$(475,687)	$(705,055)

Net Loss per share - basic:
Continuing operations	$(3.44)	$(9.43)	$(8.45)	$(11.76)
Discontinued operations	(0.34)	(1.07)	(0.68)	(1.55)
Net loss per share - basic	$(3.78)	$(10.50)	$(9.13)	$(13.31)

Net loss per share - diluted:
Continuing operations	$(3.44)	$(12.85)	$(32.09)	$(22.36)
Discontinued operations	(0.34)	(1.50)	(2.53)	(3.06)
Net loss per share - diluted	$(3.78)	$(14.35)	$(34.62)	$(25.42)

Weighted average common shares outstanding - basic	53,852,470	53,420,248	53,688,540	53,139,840
Weighted average common shares outstanding - diluted	53,852,470	37,993,212	14,448,398	26,844,195

Gross margin rate	29.78%	30.09%	29.64%	30.20%
Store operating, general and administrative expense rate	35.43%	32.16%	33.26%	30.94%

Depreciation and amortization	$49,945	$55,813	$171,841	$191,385

Number of stores operated at end of period	395	433	395	433

(1)                   Nonoperating income (loss) reflects the fair value adjustments related to the Series B warrants.

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 2 - Condensed Balance Sheet Data

(Unaudited)

(In millions, except per share and store data)

	December 4, 2010	February 27, 2010

Cash and short-term investments	$92	$252

Other current assets	651	679

Total current assets	743	931

Property-net	1,305	1,488

Other assets	376	408

Total assets	$2,424	$2,827

Total current liabilities	$901	$730

Total non-current liabilities	2,404	2,493

Series A redeemable preferred stock	138	133

Stockholders’ deficit	(1,019)	(529)

Total liabilities and stockholders’ deficit	$2,424	$2,827

Other Statistical Data

Total Debt and Capital Leases	$1,127	$1,141
Total Real Estate Liabilities	420	334
Temporary Investments and Marketable Securities	—	(169)
Net Debt	$1,547	$1,306

Total Retail Square Footage (in thousands)	16,519	18,107

Book Value Per Share	$(18.11)	$(9.47)

	For the 40	For the 40
	weeks ended	weeks ended
	December 4, 2010	December 5, 2009

Capital Expenditures	$63	$72

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 3 - Reconciliation of GAAP Net Loss to Adjusted (Loss) Income from Operations and Adjusted EBITDA and Reconciliation of GAAP to Adjusted Store Operating, General and Administrative Expense

for the 12 and 40 weeks ended December 4, 2010 and December 5, 2009

(Unaudited)

(In thousands)

	For the 12 Weeks Ended		For the 40 Weeks Ended
	December 4, 2010	December 5, 2009	December 4, 2010	December 5, 2009
Net loss, as reported	$(199,370)	$(559,586)	$(475,687)	$(705,055)
Loss from discontinued operations	18,687	57,148	36,576	82,154
Benefit from income taxes	(2,953)	(12,375)	(2,708)	(13,983)
Interest expense, net	40,038	45,718	147,306	148,433
Nonoperating loss (income)	213	15,944	(10,241)	24,898
As reported loss from operations	$(143,385)	$(453,151)	$(304,754)	$(463,553)

Adjustments:
Goodwill, trademark and long-lived asset impairment	42,036	412,560	77,684	412,560
Net restructuring and other	11,682	1,243	24,914	4,140
Real estate related activity	48,115	20,584	47,881	29,812
Pension withdrawal costs	—	—	—	2,445
Self insurance reserve	—	—	16,152	—
Stock-based compensation	1,347	640	1,246	4,683
LIFO adjustment	642	(981)	2,139	1,185
Total adjustments	103,822	434,046	170,016	454,825

Adjusted loss from operations	$(39,563)	$(19,105)	$(134,738)	$(8,728)
Depreciation and amortization	49,945	55,813	171,841	191,385
Adjusted EBITDA	10,382	36,708	37,103	182,657
Effect of closed stores	10,081	6,856	28,076	17,550
Net adjusted EBITDA	$20,463	$43,564	$65,179	$200,207

	For the 12 Weeks Ended		For the 40 Weeks Ended
	December 4, 2010	December 5, 2009	December 4, 2010	December 5, 2009
Store operating, general and administrative expense, as reported	$635,586	$631,175	$2,087,826	$2,109,804
Adjustments:
Net restructuring and other	(11,682)	(1,243)	(24,914)	(4,140)
Real estate related activity	(48,115)	(20,584)	(47,881)	(29,812)
Pension withdrawal costs	—	—	—	(2,445)
Self insurance reserve	—	—	(16,152)	—
Stock-based compensation	(1,347)	(640)	(1,246)	(4,683)
Total adjustments	$(61,144)	$(22,467)	$(90,193)	$(41,080)

Adjusted store operating, general and administrative expense	$574,442	$608,708	$1,997,633	$2,068,724

Adjusted store operating, general and administrative expense rate	32.02%	31.01%	31.82%	30.34%

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 4 - Reconciliation of GAAP Net Cash Used in Operating Activities to Adjusted EBITDA

for the 12 and 40 weeks ended December 4, 2010 and December 5, 2009

(Unaudited)

(In thousands)

	For the 12 Weeks Ended		For the 40 Weeks Ended
	December 4, 2010	December 5, 2009	December 4, 2010	December 5, 2009

Net cash used in operating activities	$(85,841)	$(72,235)	$(180,264)	$(51,009)
Adjustments to calculate EBITDA:
Impairment of long-lived and intangible assets	(42,036)	(413,987)	(78,828)	(417,726)
Nonoperating income (loss)	(213)	(15,944)	10,241	(24,898)
Net interest expense	40,038	45,718	147,306	148,433
Non-cash interest expense	(4,400)	(7,708)	(27,658)	(35,101)
Asset disposition initiatives	121	(48,767)	117	(57,765)
Occupancy charges for normal store closures	(6,558)	(20,215)	(7,024)	(38,589)
Gain (loss) on disposal of owned property	2,224	(2,352)	4,031	1,228
Amortization of deferred real estate income	1,022	1,103	3,434	3,938
Loss from operations of discontinued operations	18,687	57,148	36,655	82,154
Benefit from income taxes	(2,953)	(12,375)	(2,708)	(13,983)
Deferred income tax benefit	3,058	12,013	3,058	12,013
Pension withdrawal costs	—	—	—	(2,445)
Self insurance reserve	(929)	—	(22,590)	(1,613)
Employee benefit related costs	(7,015)	(4,290)	(13,728)	(4,290)
LIFO reserve	(642)	981	(2,139)	(1,185)
Stock compensation expense	(1,347)	(640)	(1,246)	(4,683)
Working capital changes
Accounts receivable	(269)	3,508	(17,803)	(17,946)
Inventories	(17,676)	2,621	(10,467)	19,857
Prepaid expenses and other current assets	5,408	7,889	12,968	32,943
Accounts payable	42,520	36,376	29,201	(23,771)
Accrued salaries, wages, benefits and taxes	31,285	29,605	28,977	41,703
Other accruals	(36,235)	(24,857)	(44,128)	(16,145)
Other assets	7,404	(2,382)	10,203	5,512
Other non-current liabilities	(40,228)	14,861	(1,300)	62,705
Other, net	922	647	1,020	194
EBITDA	(93,653)	(413,282)	(122,672)	(297,066)

Adjustments:

Goodwill, trademark and long-lived assets impairment	42,036	412,560	77,684	412,560
Net restructuring and other	11,682	1,243	24,914	4,140
Real estate related activity	48,115	20,584	47,881	29,812
Pension withdrawal costs	—	—	—	2,445
Self insurance reserve	—	—	16,152	—
Stock-based compensation	1,347	640	1,246	4,683
LIFO adjustment	642	(981)	2,139	1,185
Nonoperating loss (income)	213	15,944	(10,241)	24,898
Total adjustments	104,035	449,990	159,775	479,723
Adjusted EBITDA	$10,382	$36,708	$37,103	$182,657
Effect of closed stores	10,081	6,856	28,076	17,550
	$20,463	$43,564	$65,179	$200,207